SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2008

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2008, the Compensation Committee of the Board of Directors of Cubist (the “Board”) approved a Short Term Incentive Plan (“STIP”) to provide Cubist’s employees, including Cubist’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and its other named executive officers with annual cash awards based on Cubist’s achievement of its company goals and the individual employee’s achievement of personal goals for 2008.  The cash awards under the STIP for 2008 will be paid in 2009.

Cubist’s CEO’s cash award under the STIP is targeted at 80% of his 2008 salary and is based 100% on Cubist’s achievement of its company goals.  The awards for Cubist’s CFO and its other named executive officers are based 80% on Cubist’s achievement of its company goals and 20% on the individual’s achievement of his individual goals.  The awards for Cubist’s CFO and Executive Vice President and Chief Operating Officer (“COO”) are targeted at 50% of each of the CFO’s and COO’s 2008 salary, respectively.  The awards for Cubist’s other named executive officers are targeted at 40% of each individual’s 2008 salary.  Notwithstanding the above, all awards under the STIP are subject to the review and approval of the Board, and the Board retains the discretion to reduce, increase or eliminate the funding for the STIP in accordance with the Board’s assessment of company goal achievement.

The information included in this Item 5.02 is summary in nature only and is qualified in its entirety by reference to the 2008 STIP Terms and Conditions, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	STIP Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Christopher D. T. Guiffre
Christopher D. T. Guiffre
Senior Vice President,
General Counsel and Secretary

Dated: February 15, 2008